UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  August 14, 2013
(Date of earliest event reported)

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas		75002
(Address of principal executive offices)		(Zip Code)

(972) 390-9800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, the Board of Directors of Atrion Corporation (the “Company”), on the recommendation of the Compensation Committee of the Board of Directors, adopted the Atrion Corporation Short-Term Incentive Compensation Plan (the “Short-Term Plan”).  The Short-Term Plan is an unfunded, non-qualified plan which provides for the payment of cash incentive awards to participants in the Short-Term Plan.  The purposes of the Short-Term Plan are to (i) provide performance bonuses to executive officers, key employees and other employees and independent contractors whose performance has a direct impact on the Company’s profitability and growth objectives; (ii) attract and retain executive officers, key employees and other designated employees and independent contractors; and (iii) maintain a Company-wide pool of profits that will be available to pay various types of performance bonuses, contractual bonuses and other employment-related expenses.

The Short-Term Plan provides for an awards pool each year equal to a portion of the operating profits of the Company’s principal subsidiaries.  The awards pool is used to pay cash bonuses to executive officers and key employees based on a formula that includes factors addressing individual performance, profitability of the Company or the subsidiary for which they provide services and the size of the awards pool, subject in all cases to adjustment by the Compensation Committee of the Board of Directors in the case of executive officers and the members of the boards of directors of the Company’s principal subsidiaries in the case of key employees.  The bonuses for other designated employees and independent contractors are based on individual performance and such other factors as the members of the boards of directors of the principal subsidiaries may deem appropriate.  The awards pool may also be used for the payment of bonuses under employment agreements and other special types of bonuses as well as other types of employment-related expenses.   Emile A Battat, the Company’s executive Chairman, is not a participant in the Short-Term Plan.

The Short-Term Plan will be administered by the Compensation Committee of the Board of Directors and the members of the boards of directors of the Company’s principal subsidiaries.  In connection with the adoption of the Short-Term Plan, the incentive compensation plans maintained by the principal subsidiaries of the Company, including the Halkey-Roberts Incentive Compensation Plan, are being terminated.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2013, the Board of Directors of the Company amended Section 1.09 of the Company’s Bylaw to provide that (i) for the purpose of determining a quorum at meetings of stockholders, abstentions and broker non-votes are to be counted as present and represented at such meetings; (ii) abstentions and broker non-votes will have no effect on the election of directors or in voting on the frequency of advisory voting on the compensation of the Company’s executive officers; and (iii) on all other voting matters, abstentions will have the same effect as a negative vote and broker non-votes will have no effect.  The Board of Directors also approved an amendment to the Bylaws to add a forum selection provision for the adjudication of disputes.  Such provision provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or (iv) any action asserting a claim governed by the internal affairs doctrine.

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The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description of Document

3.1	Bylaws of Atrion Corporation (As last amended on August 14, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ Jeffery Strickland
Jeffery Strickland
Vice President and Chief Financial Officer, Secretary and Treasurer

Date:         August 20, 2013

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Exhibit Index

Exhibit No	Description of Document

3.1	Bylaws of Atrion Corporation (As last amended on August 14, 2013)

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